Exhibit 8.1

List of Material Subsidiaries of Grupo Aeroportuario del Sureste, S.A.B. de C.V.

Name of Subsidiary	Jurisdiction	Ownership Interest
Aeropuerto de Cancún, S.A. de C.V.	Mexico	100%
Aeropuerto de Cozumel, S.A. de C.V. (1)	Mexico	100%
Aeropuerto de Mérida, S.A. de C.V.	Mexico	100%
Aeropuerto de Huatulco, S.A. de C.V. (2)	Mexico	100%
Aeropuerto de Oaxaca, S.A. de C.V.	Mexico	100%
Aeropuerto de Veracruz, S.A. de C.V. (3)	Mexico	100%
Aeropuerto de Villahermosa, S.A. de C.V.	Mexico	100%
Aeropuerto de Tapachula, S.A. de C.V. (4)	Mexico	100%
Aeropuerto de Minatitlán, S.A. de C.V. (5)	Mexico	100%
Servicios Aeroportuarios del Sureste, S.A. de C.V.	Mexico	100%
RH Asur, S.A. de C.V.	Mexico	100%

(1)         As of December 31, 2015, Aeropuerto de Cancún, S.A. de C.V., has an 18.1% equity participation in this airport.

(2)         As of December 31, 2015, Aeropuerto de Cancún, S.A. de C.V., has a 21.6% equity participation in this airport.

(3)         As of December 31. 2015, Aeropuerto de Cancún, S.A. de C.V., has a 30.0% equity participation in this airport, in accordance with the increase in capital stock in October 2014.

(4)         As of December 31. 2015, Aeropuerto de Cancún, S.A. de C.V., has a 30.0% equity participation in this airport.

(5)         As of December 31, 2015, Aeropuerto de Cancún, S.A. de C.V., has a 23.4% equity participation in this airport.